UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2017

KEYSIGHT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Fountaingrove Parkway
Santa Rosa, CA		95403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 829-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 30, 2017, Keysight Technologies, Inc., a Delaware corporation (“Keysight”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ixia, a California corporation (“Ixia”). The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, for the merger of a wholly-owned subsidiary of Keysight to be formed (“Merger Sub”) with and into Ixia (the “Merger”), with Ixia surviving the Merger as a wholly-owned subsidiary of Keysight.

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the time the Merger becomes effective (the “Effective Time”), each share of Ixia’s common stock (“Ixia Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain excluded and dissenting shares as further described in the Merger Agreement, will be converted automatically into the right to receive $19.65 in cash, without interest (the “Merger Consideration”), subject to any applicable tax withholdings.

The Merger Agreement provides that, at the Effective Time, any outstanding and unexercised Ixia stock options with an exercise price below the Merger Consideration, whether or not vested, will be converted into the right to receive a cash payment equal to the Merger Consideration minus the exercise prices of such options for each share of Ixia Common Stock underlying such options, and stock options with an exercise price above the Merger Consideration will be cancelled. Any outstanding Ixia restricted stock units, whether or not vested, will be converted into the right to receive a cash payment equal to the Merger Consideration for each share of Ixia Common Stock underlying such restricted stock units. Prior to the Effective Time (or, if earlier, the last day of the current purchase period under Ixia’s employee stock purchase plan (the “ESPP”)), any amounts credited to the accounts of participants in Ixia’s ESPP will be used to purchase shares of Ixia Common Stock, and each such share shall then be converted into the right to receive a cash payment equal to the Merger Consideration. The payments described in this paragraph will be subject to any applicable tax withholdings.

Each of Keysight’s, Merger Sub’s and Ixia’s obligation to consummate the Merger is subject to a number of conditions specified in the Merger Agreement, including, among others, (1) the approval of the Merger Agreement and the principal terms of the Merger by the affirmative vote of the holders of a majority of total number of shares of Ixia Common Stock outstanding (the “Ixia Shareholder Approval”), (2) the receipt of certain required regulatory approvals, (3) the absence of an order, judgment, injunction or law prohibiting the consummation of the Merger, (4) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality standards set forth in the Merger Agreement) and (5) the other party’s compliance with or performance of its pre-closing covenants and agreements contained in the Merger Agreement in all material respects. The consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations and warranties made by each of Keysight and Ixia, and also contains customary covenants and agreements, including, among others, agreements by Ixia to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time (or if earlier, the termination of the Merger Agreement), to not engage in certain kinds of transactions or take certain actions during this period unless consented to in writing by Keysight, to convene and hold a meeting of its shareholders for the purpose of obtaining Ixia Shareholder Approval and, subject to certain exceptions, not to withdraw (or qualify or modify in a manner adverse to Keysight) the recommendation of the Ixia board of directors that Ixia’s shareholders approve the Merger Agreement and the principal terms of the Merger. In addition, on the terms and subject to the conditions set forth in the Merger Agreement, each party has agreed to use their reasonable best efforts to obtain all required regulatory approvals and Keysight has agreed to use reasonable best efforts to obtain the debt financing contemplated by the debt commitment letter executed in connection with the Merger Agreement described below, or such alternative financing as permitted by the Merger Agreement.

Ixia is subject to customary “no shop” restrictions on its ability to initiate, solicit, knowingly encourage or knowingly facilitate alternative acquisition proposals. However, at any time prior to the receipt of Ixia Shareholder Approval, Ixia may provide information to and negotiate with third parties that submit an alternative acquisition proposal that the Ixia board of directors has determined, after consultation with outside financial and legal advisors, constitutes (or would reasonably be expected to lead to) a Superior Proposal (as such term is defined in the Merger Agreement), provided that such alternative acquisition proposal did not result from a breach of the “no shop” provisions and subject to certain other requirements being met before such action. Further, subject to certain limitations, at any time prior to the receipt of Ixia Shareholder Approval, the Ixia board of directors may withdraw or adversely change its recommendation of the Merger upon certain intervening events or in response to a Superior Proposal (if not doing so would be inconsistent with the fiduciary duties of the Ixia board of directors), and Ixia may terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal, subject to Ixia’s payment to Keysight of a termination fee in the amount of approximately $59.7 million and compliance with certain notice and other procedures in the Merger Agreement. The Merger Agreement also provides for the payment of such termination fee (i) in the event Ixia enters into or consummates an alternative acquisition proposal within twelve months after the termination of the Merger Agreement under certain specified circumstances, (ii) if the Ixia board of directors, prior to receipt of Ixia Shareholder Approval, among other things, (a) recommends an alternative acquisition proposal, (b) changes its recommendation of the Merger or (c) fails to recommend to Ixia shareholders to reject a publicly disclosed alternative acquisition proposal within certain time limits, or (iii) upon material breaches by Ixia of the “no-shop” restrictions or breaches by Ixia of its obligations to file a proxy statement as promptly as reasonably practicable and hold a meeting of its shareholders in a manner that has a material adverse impact on the ability to obtain Ixia Shareholder Approval.

The Merger Agreement also provides that Keysight will be required to pay Ixia a reverse termination fee of $500 million if the Merger Agreement is validly terminated by Ixia for Keysight’s failure to close when required to do so pursuant to the Merger Agreement.

In addition, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by 5:00 p.m. (Eastern time) on October 30, 2017.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by this reference in its entirety.

In connection with Keysight’s entry into the Merger Agreement, Keysight has entered into a commitment letter, dated January 30, 2017 (the “Debt Commitment Letter”), with Goldman Sachs Bank USA (“Goldman Sachs”), BNP Paribas and BNP Paribas Securities Corp., pursuant to which Goldman Sachs and BNP Paribas have agreed to provide a senior unsecured 364-day bridge loan facility (the “Bridge Facility”) of up to $1,684,000,000 in the aggregate for the purpose of providing the financing necessary to fund a portion of the consideration to be paid pursuant to the terms of the Merger Agreement and related fees and expenses.

The funding of the Bridge Facility is contingent on the satisfaction of certain customary conditions set forth in the Debt Commitment Letter.

The commitments to provide the financing contemplated by the Debt Commitment Letter will terminate on the earliest of (a) the date on which the definitive documentation for the Bridge Facility has been executed and delivered by each of the parties thereto, (b) the closing of the Merger without drawing on the Bridge Facility, (c) the date that the Merger Agreement is terminated in accordance with its terms or expires, and (d) 5:00 p.m. (Eastern time) on October 30, 2017.

In connection with the parties’ entry into the Merger Agreement, Keysight and Ixia have entered into voting and support agreements (each, a “Voting and Support Agreement”), dated January 30, 2017, with each of (a) Laurent Asscher, Director of Ixia, in his capacity as a shareholder, and an entity over which Mr. Asscher exercises shared voting and dispositive power, and (b) Errol Ginsberg, the Chairman and Chief Innovation Officer of Ixia, in his capacity as a shareholder, and a trust over which Mr. Ginsberg exercises shared voting and investment power (collectively, the “Ixia Shareholders”), pursuant to which the Ixia Shareholders have agreed, among other things, that at any meeting (whether annual or special and each adjourned or postposed meeting) of Ixia’s shareholders, however called, or in connection with any written consent of Ixia’s shareholders, the Ixia Shareholders will each (i) appear at such meeting or otherwise cause all of the shares of Ixia Common Stock which they beneficially own as of the applicable record date, to be counted as present at the meeting for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such beneficially owned shares in favor of (A) the approval of the Merger Agreement and the principal terms of the Merger and (B) any proposal to adjourn or postpone such meeting of Ixia’s shareholders to a later date if such adjournment or postponement is done in accordance with the terms in the Voting and Support Agreement. The Voting and Support Agreements will terminate upon the earliest to occur of (i) the consummation of the Merger, (ii) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, (iii) the Ixia board of directors effecting a Company Adverse Recommendation Change (as defined in the Merger Agreement) and (iv) the entry without the prior written consent of the Ixia shareholders into any amendment or modification of the Merger Agreement, or any written waiver of Ixia’s rights under the Merger Agreement made in connection with a request from Keysight, in each case, which results in a decrease in, or change in the composition of, the Merger Consideration payable to any Ixia shareholder.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreements, copies of which are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

The Merger Agreement, Voting Agreements and Commitment Letter (collectively, the “Agreements”) contain representations and warranties made by the parties thereto. These representations and warranties in each Agreement were made solely for the benefit of the other parties to such Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the applicable Agreement by disclosures that were made to the other party in connection with the negotiation of such Agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable Agreement or such other date or dates as may be specified in such Agreement.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits incorporated by reference herein contain forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein and therein include, but are not limited to, information regarding the ability of Keysight and Ixia to complete the transactions contemplated by the Merger Agreement, including the satisfaction of the conditions to the transactions set forth in the Merger Agreement, and Keysight’s and the combined group’s estimated or anticipated future results of operations. These forward-looking statements involve risks and uncertainties that could cause Keysight’s and the combined group’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Keysight’s and Ixia’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; unforeseen changes in future revenues, earnings and profitability of Keysight or Ixia; the risk that Keysight is not able to realize the savings or benefits expected from integration and restructuring activities relating to the proposed acquisition of Ixia; the risk that the required regulatory approvals for the proposed acquisition of Ixia are not obtained, are delayed or are subject to conditions that are not anticipated; and those risks and uncertainties discussed in Keysight’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 19, 2016 and Ixia’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 30, 2017, by and between Keysight Technologies, Inc. and Ixia.*
99.1	Voting and Support Agreement, dated as of January 30, 2017, by and among Keysight Technologies, Inc., Ixia, Laurent Asscher and Katelia Capital Group Ltd.
99.2	Voting and Support Agreement, dated as of January 30, 2017, by and among Keysight Technologies, Inc., Ixia, Errol Ginsberg and The Errol Ginsberg and Annette R. Michelson Family Trust dated October 13, 1999.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Keysight agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule upon request.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

By:	/s/ Jeffrey K. Li
Name:	Jeffrey K. Li
Title:	Vice President, Assistant General Counsel And Assistant Secretary

Date: January 31, 2017

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 30, 2017, by and between Keysight Technologies, Inc. and Ixia.*
99.1	Voting and Support Agreement, dated as of January 30, 2017, by and among Keysight Technologies, Inc., Ixia, Laurent Asscher and Katelia Capital Group Ltd.
99.2	Voting and Support Agreement, dated as of January 30, 2017, by and among Keysight Technologies, Inc., Ixia, Errol Ginsberg and The Errol Ginsberg and Annette R. Michelson Family Trust dated October 13, 1999.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Keysight agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule upon request.